Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Orchid Island Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee			Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock(3)	457	(o)		(1)		(2)	(1)(2)(7)(8)		0.0001102		(2)
Fees to Be Paid	Equity	Preferred Stock(3)	457	(o)		(1)		(2)	(1)(2)(7)(8)		0.0001102		(2)
Fees to Be Paid	Debt	Debt Securities(4)	457	(o)		(1)		(2)	(1)(2)(7)(8)		0.0001102		(2)
Fees to Be Paid	Other	Warrants(5)	457	(o)		(1)		(2)	(1)(2)(7)(8)		0.0001102		(2)
Fees to Be Paid	Other	Units(6)	457	(o)		(1)		(2)	(1)(2)(7)(8)		0.0001102		(2)
Fees to Be Paid	Unallocated (Universal) Shelf	-	457	(o)	N/A		Unallocated (Universal) Shelf		$625,635,721.30	(9)	0.0001102		$68,945.06	(9)
Fees to Be Paid	Equity	Common Stock(10)	457	(o)	569,071		$11.90	(11)	$6,771,944.90	(11)	0.0001102		$746.27	(10)
Fees Previously Paid	-	-	-		-		-		-		-		-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock(3)	415	(a)(6)		(1)		(2)	(1)(2)(7)(8)		0.0001298					333-236144	02/10/2020
Carry Forward Securities	Equity	Preferred Stock(3)	415	(a)(6)		(1)		(2)	(1)(2)(7)(8)		0.0001298					333-236144	02/10/2020
Carry Forward Securities	Debt	Debt Securities(4)	415	(a)(6)		(1)		(2)	(1)(2)(7)(8)		0.0001298					333-236144	02/10/2020
Carry Forward Securities	Other	Units(6)	415	(a)(6)		(1)		(2)	(1)(2)(7)(8)		0.0001298					333-236144	02/10/2020
Carry Forward Securities	Unallocated (Universal) Shelf	-	415	(a)(6)	N/A		Unallocated (Universal) Shelf		$374,364,278.70	(9)	0.0001298	$	N/A		S-3	333-236144	02/10/2020	$48,592.48	(9)
Total Offering Amounts									$1,006,771,944.90				$69,691.33	(9)(10)
Total Fees Previously Paid													$-
Total Fee Offsets													$1,227.00	(10)
Net Fee Due													$68,464.33	(9)(10)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	-	-	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-	-	-	-		-	-	-	-	-
Rule 457(p)
Fee Offset Claims	Orchid Island Capital, Inc.	S-3	333-236144	January 29, 2020	-	$1,227.00	(10)	Equity	Common Stock	304,007	$9,454,624.00	-
Fee Offset Sources	Orchid Island Capital, Inc.	S-3	333-236144	-	January 29, 2020	-		-	-	-	-	$1,227.00	(10)

(1)	Subject to Note 8 below, includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)	Subject to Note 8 below, there is being registered hereunder an indeterminate number of shares of common stock or preferred stock from time to time separately or as units in combination with other securities registered hereunder.

(4)	Subject to Note 8 below, with respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $1,000,000,000.

(5)	Subject to Note 8 below, there is being registered hereunder an indeterminate number of warrants as may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase common stock or preferred stock.

(6)	Subject to Note 8 below, there is being registered hereunder an indeterminate number of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder.

(7)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

(8)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000.

(9)	The Registrant previously registered $1,000,000,000 in aggregate offering price of securities in a primary offering pursuant to the Registration Statement on Form S-3 (No. 333-236144) filed with the SEC on January 29, 2020 and declared effective on February 10, 2020 (the “2020 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $374,364,278.70 in aggregate offering price of securities that were initially registered in the primary offering under the 2020 Registration Statement and remain unsold (the “Unsold Securities”). The Registrant previously paid a filing fee of $48,592.48 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement). A filing fee of $68,464.33 is being paid herewith, consisting of $68,945.07 with respect to the $625,635,721.30 of securities registered in the primary offering hereunder (the “New Securities”) offset by the Unsold Secondary Offset (as defined below). To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the 2020 Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the 2020 Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(10)	The 2020 Registration Statement registered 304,007 shares of common stock (adjusted for the Registrant’s one-for-five reverse stock split effective August 30, 2022) in a secondary offering with an aggregate offering price not to exceed $9,454,624.00, all of which remain unsold (the “Unsold Secondary Shares”). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies the $1,227.00 registration fee previously paid in connection with the 2020 Registration Statement with respect to the Unsold Secondary Shares to offset (a) the $746.27 filing fee payable in connection with the registration of the shares of common stock for resale by the selling stockholders named in the Registration Statement, and (b) $480.73 of the filing fee payable in connection with the New Securities (the “Unsold Secondary Offset”). Accordingly, no filing fee is transmitted herewith with respect to the secondary offering. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Secondary Shares under the 2020 Registration Statement will be terminated concurrently with the filing of this Registration Statement.

(11)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the Registrant’s common stock quoted on the New York Stock Exchange on January 13, 2023.